UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 25, 2007

                              ALFACELL CORPORATION
             (Exact name of registrant as specified in its charter)

                                     0-11088
                            (Commission File Number)

             Delaware                                 22-2369085
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation)


               225 Belleville Avenue, Bloomfield, New Jersey 07003
             (Address of principal executive offices, with zip code)

                                 (973) 748-8082
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN  OFFICERS;  ELECTION OF  DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On May 25, 2007, the Board of Directors of Alfacell Corporation (the "Company") adopted an Incentive Bonus Plan applicable to all Company employees, including executive officers. Pursuant to the Incentive Bonus Plan, Kuslima Shogen, the Company's Chief Executive Officer, may be awarded a cash bonus of $375,000 and was granted an option to purchase 250,000 shares of the Company's common stock at an exercise price of $2.13 per share, the closing price of the common stock on the date of grant. Lawrence A. Kenyon, the Company's Executive Vice President, Chief Financial Officer, and Secretary was granted an option to purchase 100,000 shares of the Company's common stock at an exercise price of $2.13 per share. The options will vest and become exercisable, and the cash bonus will be payable, only if and when the New Drug Application for ONCONASE(R) is filed with, and accepted for review by, the FDA and the Company achieves certain financial and other timeline objectives.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ALFACELL CORPORATION


Date:  May 31, 2007                    By:  /s/ Lawrence A. Kenyon
                                           ------------------------------------
                                                Lawrence A. Kenyon
                                                Executive Vice President, Chief
                                                Financial Officer and Secretary


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